As filed with the Securities and Exchange Commission on March 6, 2020.

Registration No. 333-

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D. C. 20549

FORM S-8

REGISTRATION STATEMENT

UNDER

THE SECURITIES ACT OF 1933

FAIR ISAAC CORPORATION

(Exact Name of Registrant as Specified in Its Charter)

Delaware	94-1499887
(State or Other Jurisdiction of Incorporation or Organization)	(I.R.S. Employer Identification No.)

181 Metro Drive, Suite 700 San Jose, California	95110
(Address of Principal Executive Offices)	(Zip Code)

FAIR ISAAC CORPORATION

2012 LONG-TERM INCENTIVE PLAN

(Full Title of the Plan)

Mark R. Scadina

Executive Vice President, General Counsel and Secretary

Fair Isaac Corporation

181 Metro Drive, Suite 700

San Jose, California 95110

(408) 535-1500

(Name, Address and Telephone Number of Agent for Service)

Copy to:

W. Morgan Burns

Faegre Drinker Biddle & Reath LLP

2200 Wells Fargo Center

90 South Seventh Street

Minneapolis, Minnesota 55402-3901

(612) 766-7000

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, a smaller reporting company, or an emerging growth company. See the definitions of “large accelerated filer,” “accelerated filer,” “smaller reporting company,” and “emerging growth company” in Rule 12b-2 of the Exchange Act.

Large Accelerated Filer	☒	Accelerated Filer	☐

Non-accelerated Filer	☐	Smaller Reporting Company	☐

		Emerging Growth Company	☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 7(a)(2)(B) of the Securities Act.   ☐

CALCULATION OF REGISTRATION FEE

Title of Securities To Be Registered	Amount To Be Registered (1)	Proposed Maximum Offering Price Per Share (2)	Proposed Maximum Aggregate Offering Price (2)	Amount of Registration Fee (2)
Common Stock, $.01 par value	1,250,000	$366.205	$457,756,250	$59,416.77

(1)

This registration statement also will cover any additional shares of Common Stock that become issuable under the 2012 Long-Term Incentive Plan by reason of any stock dividend, stock split, recapitalization or other similar transaction effected without the Registrant’s receipt of consideration that results in an increase in the number of outstanding shares of the Registrant’s Common Stock.

(2)

Offering price estimated solely for the purpose of determining the registration fee pursuant to Rule 457(h) under the Securities Act of 1933 based on the average of the high and low sale prices per share of the Registrant’s Common Stock as quoted on the New York Stock Exchange on February 28, 2020.

EXPLANATORY NOTE

This Registration Statement on Form S-8 is being filed for the purpose of registering an additional 1,250,000 shares of the Registrant’s Common Stock to be issued pursuant to the Fair Isaac Corporation 2012 Long-Term Incentive Plan (the “Plan”). In accordance with Section E of the General Instructions to Form S-8, the Registration Statement previously filed with the Securities and Exchange Commission relating to the Plan (File No. 333-179417) is incorporated by reference herein.

PART II

INFORMATION REQUIRED IN THE

REGISTRATION STATEMENT

Item 8.	Exhibits.

4.1	Composite Restated Certificate of Incorporation of Fair Isaac Corporation (Incorporated by reference to Exhibit 3.2 to the Company’s Form 10-Q for the quarter ended December 31, 2009 (file no. 001-11689))

4.2	Bylaws of Fair Isaac Corporation (Incorporated by reference to Exhibit 3.1 to the Company’s Form 10-Q for the quarter ended December 31, 2009 (file no. 001-11689))

4.3	Fair Isaac Corporation 2012 Long-Term Incentive Plan, as amended as of March 4, 2020.

5	Opinion of Faegre Drinker Biddle & Reath LLP, counsel for the Registrant.

23.1	Consent of Faegre Drinker Biddle & Reath LLP (Contained in Exhibit 5 to this Registration Statement.)

23.2	Consent of Independent Registered Public Accounting Firm.

24	Powers of Attorney.

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the city of San Jose, State of California on the 6th day of March, 2020.

FAIR ISAAC CORPORATION

By:	/s/ Mark R. Scadina
Mark R. Scadina
Executive Vice President, General Counsel and Secretary

Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed below on March 6, 2020 by the following persons in the capacities indicated, including a majority of the Registrant’s directors:

Name	Title

/s/ William J. Lansing	Chief Executive Officer and Director
William J. Lansing Principal Executive Officer

/s/ Michael I. McLaughlin	Executive Vice President and Chief Financial Officer
Michael I. McLaughlin Principal Financial Officer

/s/ Michael S. Leonard	Vice President and Chief Accounting Officer
Michael S. Leonard Principal Accounting Officer

*	Director
Braden R. Kelly

*	Director
Fabiola R. Arredondo

*	Director
A. George Battle

*	Director
James D. Kirsner

*	Director
Eva Manolis

*	Director
Marc F. McMorris

*	Director
Joanna Rees

*	Director
David A. Rey

*By:	/s/ Mark R. Scadina
Mark R. Scadina
Attorney-in-Fact